EXHIBIT 99.1
SCHEDULE OF INVESTORS
The Securities Purchase Agreement, the Registration Rights Agreement, and the Common Stock Purchase Warrant were executed by Potomac Capital Management on behalf of Potomac Capital Partners LP, Potomac Capital International Ltd., and Pleiades Investment Partners-R LP. The Securities Purchase Agreement, the Registration Rights Agreement, and the Common Stock Purchase Warrant were executed by SDS Management, LLC on behalf of SDS Capital Group SPC, Ltd. The shares are to be issued in the names of the nominees set forth below.

Name of Shareholder	Number of Shares	Number of Warrants
CMS/KRG/Greenbriar Partners, L.P.	2,521,009	630,252
CMS Platinum Fund, L.P.	1,680,672	420,168
SDS Capital Group SPC, Ltd.	1,000,000	250,000
Potomac Capital Partners LP	350,671	87,668
Pleiades Investment Partners-R LP	248,147	62,037
Potomac Capital International Ltd.	241,518	60,379
GP Partners LLC	672,269	168,067
Fitzgerald, Mark	504,201	126,050
Shapiro, Marc	250,000	62,500
Just Tile & Marble	84,032	21,008
Surkes, Michael	84,033	21,008